SECURITIES AND EXCHANGE COMMISSION

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FORM SB-2
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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THE GOLF ALLIANCE CORPORATION
(Exact Name of Small Business Issuer in its Charter)

NEVADA
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

12926 Morehead
Chapel Hill, North Carolina, 27517
(919) 969-2982
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

12926 Morehead
Chapel Hill, North Carolina, 27517
(919) 969-2982
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.00001	800,000	$.10	$80,000	$2.46

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER ___,  2007

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

800,000
THE GOLF ALLIANCE CORPORATION
SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 800,000 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  October ___, 2007

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ABOUT OUR COMPANY

General

The Golf Alliance Corporation was incorporated in the State of Nevada in July 2007.  We are a service-based firm that will provide opportunities to for golfers to play on private courses normally closed  to them because of membership requirements.  Initially, we will focus on obtaining agreements with private golf clubs in specified geographic regions of the country.  Eventually we will expand the reach of The Golf Alliance Corporation across all regions of the United States.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (July 2, 2007) through July 31, 2007 are derived from our audited financial statements.

From Inception- July 2, 2007 through July 31, 2007
STATEMENT OF OPERATIONS

Revenues	0
Total Operating Expenses	4,860
Net Loss	(4,879)

As of July 31, 2007
BALANCE SHEET DATA

Cash	150
Total Assets	150
Total Liabilities	3,899
Stockholders’ Equity (Deficit)	(3,749)

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WHERE YOU CAN FIND US

Our business office is located at 12926 Morehead, Chapel Hill, North Carolina, 27517. This location is the home of our president, John Fahlberg, who supplies this office space to us rent free. Our telephone number is (919) 969-2982.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated Nevada in July 2007.  We have no revenues to date and have a limited operating history upon which an evaluation of our future success or failure can be made. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF JOHN FAHLBERG, OUR SOLE OFFICER AND DIRECTOR.

We are presently dependent to a great extent upon the experience, abilities and continued services of John Fahlberg, our sole officer and director.  The loss of services of any of the management staff could have a material adverse effect on our business, financial condition or results of operation.

WE HAVE NO PLANS TO PAY DIVIDENDS.

To date, we have paid no cash dividends on our common shares.  For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

WHILE NO CURRENT LAWSUITS ARE FILED AGAINST THE COMPANY, THE POSSIBILITY EXISTS THAT A CLAIM OF SOME KIND MAY BE MADE IN THE FUTURE.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future. While we will work to insure high product quality and accuracy in all marketing and labeling, no assurance can be given that some claims for damages will not arise. While we plan to properly insure ourselves with standard product liability insurance, there can be no assurance that this insurance will be adequate to cover litigation expenses and any awards to plaintiffs.

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THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in October 2007 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

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PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 800,000 shares of our common stock held by 40 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in October 2007.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 30, 2007 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
William T. Zanoni	20,000	20,000	0	0
Richard Davenport	20,000	20,000	0	0
Robert D. Russell	20,000	20,000	0	0
William A. Weinreich	20,000	20,000	0	0
Constance Claffey Larcher	20,000	20,000	0	0
John D. O’Brien (1)	20,000	20,000	0	0
Norton R. Schonfeld, Jr.	20,000	20,000	0	0
John R. Comer	20,000	20,000	0	0
Scott C. Norrick	20,000	20,000	0	0
Andrew C. Currie, Jr.	20,000	20,000	0	0
Kenneth B. Woodrow	20,000	20,000	0	0
William K. Loe	20,000	20,000	0	0
Philip A. Pfaffly	20,000	20,000	0	0
Paul Donley (2)	20,000	20,000	0	0
Thomas A. Skelton	20,000	20,000	0	0
Thomas R. Hunter (3)	20,000	20,000	0	0
Marc F.G. Pons	20,000	20,000	0	0
Michael T. Donley (2)	20,000	20,000	0	0
Barry Bauer	20,000	20,000	0	0
Thomas A. Peterson	20,000	20,000	0	0
Gary Kostow	20,000	20,000	0	0
Christian Conrad (4)	20,000	20,000	0	0
John C. Conrad (4)	20,000	20,000	0	0
Tracy C.H. Teal (3)	20,000	20,000	0	0

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Darrell Maloney	20,000	20,000	0	0
Max Lloyd	20,000	20,000	0	0
Christopher J. Garrity	20,000	20,000	0	0
Kurt Schmidt	20,000	20,000	0	0
Alan Boyd	20,000	20,000	0	0
Gregory A. Rubin	20,000	20,000	0	0
Ross Feuerhelm	20,000	20,000	0	0
Lou Ann Fahlberg (5)	20,000	20,000	0	0
Melodye Aas (6)	20,000	20,000	0	0
S. Jack Sauer	20,000	20,000	0	0
John M. O’Brien (1)	20,000	20,000	0	0
Erin O’Brien (1)	20,000	20,000	0	0
Conor O’Brien (1)	20,000	20,000	0	0
Paul A. Moquist	20,000	20,000	0	0
Joyce E. Kobilka	20,000	20,000	0	0
Joseph C. Bastian	20,000	20,000	0	0

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

(1)	John D. O’Brien is the father of John M. O’Brien, Erin O’Brien, and Conor O’Brien.
(2)	Paul Donley is the father of Michael R. Donely
(3)	Thomas R. Hunter is the father of Tracy C.H. Teal
(4)	John C. Conrad is the father of Christian Conrad
(5)	Lou Ann Fahlberg is John Fahlberg’s Sister-in-law
(6)	Melodye Aas is John Fahlberg’s niece

Mr. Fahlberg is personally acquainted with all of our shareholders, and solicited their investment in the 506 private placement.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,

o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

o	through direct sales to purchasers or sales effected through agents,

o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

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Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of October 30, 2007 are as follows:

NAME	AGE	POSITION

John Fahlberg	61	Chairman of the Board, President, Chief Executive Officer, Treasurer and Secretary

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

John Fahlberg

Mr. Fahlberg owns and operates Fahlberg Consulting & Coaching.  Mr. Fahlberg is the sole proprietor of this firm and provides consulting services to early stage companies.  He plans to devote 25% of his time to the startup and operation of The Golf Alliance Corporation.  Mr. Fahlberg is well suited to operate The Golf Alliance based on his previous experience in the golf industry.  From 1995 to 2001, Mr. Fahlberg was the EVP Business Development, LinksCorp, Inc., Chicago, Ill, an owner and operator of golf clubs.  He was responsible for the acquisition and financing of both private and public golf clubs.  At its peak, LinksCorp owned and operated 25 private and public golf clubs.  Mr. Fahlberg, as a member of the senior management team of LinksCorp, was also responsible for providing oversight to the operation of the clubs.  Mr. Fahlberg is familiar with the owners and operations of the competitive companies to The Golf Alliance - ClubCorp, InVicta and the Georgia Golf Alliance.  Prior to LinksCorp, Mr. Fahlberg was an officer in two early stage growth companies.  Mr. Fahlberg began his career in systems and finance at Exxon, U.S.A. and Target Inc.  He holds a B.S.from Augsburg College, Minneapolis, MN an MBA from the University of Minnesota and is a C.P.A.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of October 30, 2007 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	John Fahlberg 12926 Morehead, Chapel Hill, NC 27517	5,000,000(1)	86.21%

(1)	The percent of class is based on 5,800,000 shares of our common stock issued and outstanding as of October 30, 2007.

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DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.00001 par value per share. As of October 30, 2007, 5,800,000 common shares were issued and outstanding. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted on by the owners thereof at meetings of our shareholders.

All common shares that are offered, when issued, will be fully paid and non-assessable, with no personal liability attaching to the ownership.  The holders of common shares do not have cumulative voting rights which means that the holders of more than 50% of such outstanding common shares can elect all of the directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.00001 par value per share.  As of October 30, 2007, no shares of preferred stock were issued and outstanding.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in July 2007 in the State of Nevada and 5,000,000 shares of common stock were sold to John Fahlberg.

DESCRIPTION OF BUSINESS

General

The Golf Alliance Corporation was incorporated in the State of Nevada in July 2007.  We are a service-based firm that will provide opportunities to for golfers to play on private courses normally closed  to them because of membership requirements.  Initially, we will focus on obtaining agreements with private golf clubs in specified geographic regions of the country.  Eventually we will expand the reach of The Golf Alliance Corporation across all regions of the United States.

Concept

Our goal is that golfers will no longer join a single private golf country club, but rather The Golf Alliance Corporation.  The current membership system makes multi-club membership for an individual expensive and impractical.  Flexibility and variety will drive customers from single location memberships to a multi-regional and nationwide golf membership where we allow our members to play at numerous courses.  We will be a member at each different golf club and thus so will our members.  Our initial market consists of current and future members of new and under-utilized private golf clubs in our regional area.

Currently, if a golfer wants to play at a private golf course, the golfer must either join that club, or find someone to bring them on as a guest.  The current system, setup by golf club owners, allows only members or their guests to play their respective courses.  This makes it almost impossible for someone to play a variety of private courses with any regularity, which forces golfers to give up this desired variety and flexibility to instead play at one particular private golf club.  Public golf clubs, on the other hand, provide the flexibility the golfers are looking for, but at the expense of quality and membership privileges.

Our initial entry will be in the concentrated golf course areas of Florida, New York, New Jersey, Connecticut and Washington D.C.  After we have penetrated those markets our growth with turn towards the major urban and then suburban areas of the United States.  Clubs in participation with us will be inclined to continue to participate for fear of losing their membership base, and other clubs that are not in participation with us will be inclined to join to gain access to our members.  Our market power over membership will be maintained through the number of clubs in participation and the desire for more flexibility and variety of play among our members.

We function under the premise that there are high quality private courses that need more members.  Fortunately this is the case as there are 4,382 private courses in the U.S., many of which are looking for more ways to increase revenue.  Fewer courses are operating at full capacity due to the economic strain felt by many business people and an over supply of new private golf clubs.  This creates the prime opportunity for our sales process to begin.

Industry

Customer and End User

Our customer base will be comprised of two types of customers:  corporate and individual members.  These customer types will have different influencers and motivating factors that drive their desire to join us.

The corporate customer can be defined as those businesses that rely heavily on sales people who entertain their clients often and which have executives who are dispersed across the country.  They have largely been shut out of many private clubs due to the inflexibility that they provide to the corporation.  Corporations often can not afford to provide entertainment facilities for their executives and sales people at reasonable prices due to the vast number of employees that many of these corporations employ.  Our services will provide these executives and sales people access to numerous golf club facilities in different regional areas.  Multiple players could be added to one corporate membership.

The individual customer is willing to pay a premium for added flexibility and would enjoy being a member of multiple clubs due to variety of play.  Current members of clubs would be given the option to upgrade their current membership into our alliance for an additional fee.  These members would then no longer pay their club’s monthly dues, but would instead pay us directly and gain access to the rest of the clubs in our alliance.

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Retention of members will be driven be the desire for continued variety and future growth in the number of our participating golf clubs.  Retention of golf clubs will be contracted through fees paid and continued revenue brought to the clubs by our services.

Our most important attribute rests in the additional private clubs and quality golf courses that would now be available to those who could not previously enjoy them.  We offer the value of flexibility and variety to golfers. Joining a private golf club requires both ample funds and commitment. The golfer is not only committing a large amount of money to a particular club, but also committing to playing the same golf course.  This commitment to a particular golf course can be increased with the monthly dues and restaurant minimums that are required for golf club membership.  The more commitments that are made to a particular club the less flexibility and variety are available to that golfer.  Our service eliminates the need to make a financial commitment to any one particular club and by doing so we open the doors to numerous courses golfers would not otherwise have the means to patron.

Competition

Our competitors can be categorized into three major groups and they are (i) individual golf courses (“IGCs”) and country clubs, (ii) IGCs and country clubs with reciprocity agreements, and (iii) other golf alliances.  The IGCs and country clubs are competitors because to entice individuals or corporations (“customers”) to join us there must be a perception of value received by the customer.  IGCs with reciprocity agreements are more direct competitors than the former because these organizations offer the customer to play at more than one golf course, albeit on a much more limited basis than we offer.  Other alliances are our direct competitors.  These organizations can be divided into two principal groups; nationwide and regional competitors.

Marketing Awareness Plan

Target Audience
Our goal is to become the premiere membership golf community; offering the most courses, providing the best service, and making the consumer’s golf experience the best and most affordable it can possibly be.  Our objective and philosophy is to attract new member golf clubs and core golfers to join the ever-expanding web of private golf clubs across the United States and eventually abroad.  The more private clubs that join, the more appeal we will have and the more resources the company will have at hand which will help to lower operating costs and thus reduce membership fees, thereby attracting more and more avid golfers.  Ultimately, we hope to expand oversees as well as target the top tier private golf course community in the U.S.

Our primary target audience four our marketing effort consists of separate groups, each of which will be marketed to in vastly different ways.  The first group includes the new and up-and-coming private golf courses in the Northeast and Southeast United States.  These are clubs that are not considered top tier.  They are struggling to attract members and thus would benefit greatly from an alliance like the one proposed.  They may be located in regions where there is already one or more established private clubs and therefore members are reluctant to make the switch – golfers are content with their current situation.  They may also be located in relatively remote, unpopulated areas where it is difficult to generate new members.

The next group consists of already established private golf clubs across Northeast and Southeast United States that see the potential benefit of joining such an alliance – increased membership.  These clubs have been in existence more than two years but may be searching for additional members due to low current numbers or expansion of their facility (adding a second 18 holes, etc.).

Once these two groups are recognized, the next step is to target the end users, the golfers themselves.  This group can not be targeted prematurely or they will not be enticed to join due to too few course options.  A solid number of the private clubs must be established prior to marketing to the core golfers.

Specific Customer:  New and under-membered private golf clubs in the Northeast and Southeast U.S.

End User:  Primary - Core male golfers, age 45-54, with household income over $75,000.
                   Secondary – Core male golfers, age 55-74, with household income over $75,000.

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Roll-Out Strategy

Phase I – Personal Selling Effort to Initial Private Club Targets

Our first step in the marketing plan is to contact private clubs in the two selected regions to provide information to them about the benefits of joining our alliance.  Because most of these private clubs will not be familiar with the concept of an alliance of private golf clubs, a professional and informative fact sheet will be developed to send to the selected target private clubs once contacted.  A web site with more detailed information for both golf clubs and prospective individual members also will be created.  We plan to contact 100 selected private clubs in the two markets once the materials and website have been developed.  Our President and CEO, John Fahlberg, will handle all duties associated with this phase.  It is expected that this initial selling process will be time consuming and will require multiple contacts with each prospective club.  It is expected that this phase will take approximately one year.

Phase II – Building private club base

Once we have signed up 20 private clubs an expanded marketing program will be launched to the remaining private clubs.  When we have 20 clubs signed up it should make it easier to attract additional clubs.  The following marketing programs will be launched to attract additional private clubs:

-	Press releases through local news publications touting our services and our private club members.

-	Direct mail to the remaining clubs in the target markets indicating that 20 clubs have joined us, along with information about the benefits of joining our alliance.

-	E-mails to the General Managers and Presidents of the Boards of Directors of the targeted clubs with similar information contained in the direct mail piece.

-
Follow-up telephone call to each club two weeks after the direct mail drop and email to assess interest. Once a club expresses interest, it is expected that the selling process will be similar to Phase I efforts.  The time frame may be shortened as prospective new clubs will be able to call clubs that already joined to get their advice and to ask why they joined and how they obtained board and membership approval. This effort will last approximately six to nine months with the goal of gaining an additional 20 clubs to the Alliance.

Phase III – Sales Promotion and Advertising to Core Golfers (End Users)

With an established member base, the next phase is to begin targeting the end user, the core golfer.  We believe that through a targeted marketing effort to this segment can not only gain new members but also generate interest for our alliance through the power of word of mouth. It is believed that those who hear our message will mention it to friends and family while playing golf.  The more interest that can be created among core golfers, the more private clubs will want to sign on to accommodate these golfers.  The marketing plan to attract golfers includes the following:

-	Purchase a mailing list from Golf Digest, Golf Magazine or Golf Travel & Leisure.

-	Direct mail postcards to potential golfers with information on our alliance and a postage paid response for those wanting more information.

-	Make phone calls to those golfers that requested further information. This will require hiring and training telesales individuals to make the calls.

-	Update our web site to show the private clubs that have joined our alliance and to allow golfers to join us via the website.

We hope to attract 1,000 golfers through these efforts.  This effort is expected to take approximately six months.

Product

Design Model

We will target middle to lower tier regional private golf clubs that are under subscribed or new.  We will avoid the competitive upper tier golf club market that is dominated by our competition.  Our positioning strategy is first to sign on an adequate number of targeted private golf clubs as members into the alliance and then to target the core golfer market and obtain golf members.  Once an established number of golf clubs and core golfers are obtained, it will become easier to continue to sign on new member clubs and golfers.

Before we can become fully operational we must first collect marketing data and produce materials.  Our President, John Fahlberg, will lead the effort to develop marketing and sales materials necessary to begin approaching golf clubs.  During our first year, John Fahlberg will focus upon signing golf clubs into the alliance and achieving a solid membership of 10 courses in each of two regions.  Upon completion of these goals in the first year, he will change focus from signing new clubs to signing golfers.  The new golf members will pay the Initiation Fee and Monthly Fees according to the level of membership the golfer decides.

We will locate our main headquarters and operations department in Chapel Hill, NC.  However, we are truly run by the individual private golf club members.  Our corporate office will be responsible for financial matters including generating fee structure and income.  The core golfer will pay their entire membership dues directly to us and then we will then pay the individual private clubs their portion.  The core golfers will pay cart fees, restaurant minimums and any additional club benefits directly to the private clubs.  They will only pay yearly playing dues to us.

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The corporate office will also be responsible for all of our marketing efforts and new business generation, including direct sales, advertising, public relations and promotion.  The initial sales effort will be conducted by our President and CEO.  He will be solely responsible for Golf Alliance operations and sales through Phase I and II.

We are designed to be a central entity with direct contact with both private clubs in its membership and the core golfers that have joined.  Both target groups will have access to all services we provide and are expected to direct all inquiries to corporate.  We are strictly a service-oriented company, with no bricks-and-mortar features other than the corporate office.  The corporate office will be staffed with a 1-800 call center responsible for all payment transactions and any inquiries that either the private clubs or the individual golfers may have.  However, the call center is not responsible for making tee times or any other type of event scheduling for individual golfers.  Should a member be unable to play one of our participating golf courses at a certain time due to overbooking, it is the private club’s responsibility to deal with the situation.

In order to obtain exclusivity, all member golf clubs will be contractually prohibited from joining any other golf management system.  All private clubs we target will not have any other current relationships with golf management companies.  Our objective is to differentiate ourselves from all other management systems through the courses it chooses and its clientele.

Operations and Supply Chain

We have been constructed to provide a maximum amount of value to golf clubs and golfers at a minimum cost.  By not actually owning the golf courses, clubs or any significant assets, we will be able to limit total costs.  Our model is essentially a service based model that links the needs and desires of both golf courses and golfers with each other for mutual benefit.  By doing this, we will be able to take a percentage of total revenue (Initiation and Monthly Fees) while delivering the majority of the revenue to the golf clubs.  Our major cost outlays will be our marketing/advertising budget. There is essentially no variable cost per transaction after year 1 and therefore we will operate at significant margins.

The goal of our model is to keep the current player/golf course relationship intact.  The golfer will continue to call the desired course for tee times and general availability times.  Each member will be given a membership number which will be required when making tee times or dinner reservations.  This process will allow us to limit the total cost incurred in providing services, and to track the number of rounds played by each member at each golf club.  This information will be used when calculating the payment to each golf course each month.

We have essentially adopted an outsourcing model where the actual golf course ownership and maintenance is done through the privately owned golf courses.  This design allows for little upfront and ongoing costs.  We will bring the value of new members to our member golf courses.  The value brought to the golfers will be the flexibility and variety of play that was not previously available through the traditional golf course membership system. This service based model of providing value to each party by relationship management will allow us to avoid costs and operate at significant margins.

We will receive revenue through Initiation and Monthly Fees.  Since most golf members prefer to join in the spring time, we will see a significant jump in revenue during the second quarter of each year.  The Monthly Fees paid by the members will provide a steady stream of revenue and cash flow throughout each year.

Our success will depend on the number and quality of golf courses that we sign.  Our first year is the most pivotal to our overall success.

We will require limited capital for initial upstart.  For the first year of the Alliance, there will be no revenue generated and therefore we will operate at a loss. Funding will be necessary for marketing and advertising materials, and some legal fees.

Membership will be subject to the terms and conditions set forth in the membership contracts.  These contracts will be drawn up during our first year of operations.  In short, the member golf courses will be signed up for a predetermined amount of time, as negotiated with the golf courses.  Golf members will be granted a lifetime membership, as long as Monthly Fees are paid.  Withdrawal by golf members is permitted at anytime, but the Initiation Fee is nonrefundable.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

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Plan of Operation

           We have not begun operations.

1.
We raised $80,000 through our private placement.  We can now begin to implement our plan to provide opportunities for golfers to play private courses normally closed to them because of membership requirements.  Initially we will focus on obtaining agreements with private golf clubs in two specific regions of the country.  Eventually, we will expand across the country.

2.
All business functions will be coordinated and managed by the founder of the Company, John Fahlberg.  He will be the sole employee through the early stages of the company and will conduct all administrative, marketing, sales and operations functions.  He plans to devote about 25% of his time to the Company.

3.	The first goal of the Company is to enroll 20 private golf clubs.

4.
The initial task will be to contact 100 private golf clubs in the northeast and southeast sections of the country to determine interest in joining our alliance.  The list of 100 private clubs will be developed by purchasing and researching the private club data base developed by the National Golf Foundation. This should cost less than $1,000 and take 30 days.

5.
Once the initial list is assembled, follow up phone calls and emails will be placed to these clubs to get more specific information on the club, including the number of members, whether the membership is full, contact information for the President and General Manager of the club, etc.  This will take 60 to 90 days.

6.	Marketing materials regarding the Company will be developed to inform the private clubs about the merits of joining our alliance. This should cost $1,000 to $3,000 and take 30 to 60 days.

7.	A Company website will also be developed to provide information on the Company. This should cost $1,000 to $3,000 and take 30 to 60 days.

8.	A detailed information package explaining how private clubs would operate within our system will be developed. This should take 30 to 60 days.

9.	The developed marketing materials will be mailed to the selected clubs. This should cost less than $200 and take less than 30 days.

10.	Follow up phone calls and emails will be made/sent to assess interest of the 100 selected clubs once they have received the marketing materials. This should take 60 to 90 days.

11.	Information packages will be sent to those clubs that have expressed interest in joining our alliance. This should cost less than $200 and will take less than 30 days.

12.	Follow up phone calls and emails will be made/sent to the clubs once they have received the information packages to determine if they have decided to join the alliance. This should take 30 to 60 days.

13.	An enrollment package will be sent to those clubs that have indicated they would join. This will cost less than $200 and take less than 30 days.

14.	Follow ups will continue to those clubs to get the enrollment packages completed and returned.

15.	The goal is to get at least 20 private clubs enrolled during this process. The contacting and follow up process will continue until that goal has been reached or determined that it is not feasible.

16.
Once the initial 20+ clubs have enrolled, a marketing program will be developed to attract 20 more clubs into the alliance.  This program will include sending information to private clubs informing them which clubs have joined, providing names, phone numbers and email addresses of Club Presidents and General Managers of those clubs that have joined for their follow up.  The Company will also request that Club Presidents and General Managers of clubs that have joined the alliance to contact other private clubs in their areas to promote the concept.  This process cost less than $500 and will take 90 to 120 days.

17.
Once 40+ clubs have joined our alliance a marketing program will be developed to attract golfers to the alliance.  This will include purchasing a mailing list from Golf Digest, Golf Magazine or Golf Travel & leisure, direct mailing postcards to golfers, following up on responses to the mailing and enrolling golfers in the alliance.  This will require hiring some part-time telesales people to follow up on respondents and to contact others on the mailing list.  The initial goal will be to attract 1000 golfers to the alliance.  This process should take 6 to 9 months and cost $30,000 to $50,000.

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Limited Operating History

We have generated less than one full year of financial information and have not previously demonstrated that we will be able to expand our business through an increased investment in our product line and/or marketing efforts. We cannot guarantee that the expansion efforts described in this Registration Statement will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our new products and/or sales methods.

If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

Results of Operations

For the period from inception through July 31, 2007, we had no revenue. Expenses for the period totaled $4,860 resulting in a loss from operations of $4,860. Expenses of $4,860 for the period consisted of $1,080 for general and administrative expenses, $3,780 for professional fees

Capital Resources and Liquidity

As of July 31, 2007 we had $150 in cash.

We believe we can satisfy our cash requirements for the next twelve months with our current cash. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our profit, revenue, and growth goals.

We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $50,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

DESCRIPTION OF PROPERTY

Our principal executive office location and mailing address is 12926 Morehead, Chapel Hill, North Carolina, 27517. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2007,  5,000,000 restricted Shares of common stock were sold to our founder, John Fahlberg. The shares were sold pursuant to the exemption from registration contained in Section 4(2) of the Act. No commission was paid to anyone in connection with the sale of Shares to Mr. Fahlberg.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

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Holders of Our Common Stock

As of the date of this registration statement, we had 41 shareholders of our common stock.

Rule 144 Shares

As of October 30, 2007 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After July 2008, the 5,000,000 shares issued to John Fahlberg will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After October 2008, the 800,000 shares of our common stock held by the forty shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 80,000 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

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EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended October 30, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

John Fahlberg President, Chief Executive Officer, Treasurer, Secretary and Director	2007	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through October 30, 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending October 30, 2007, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

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AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

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THE GOLF ALLIANCE CORPORATION
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF JULY 31, 2007

PAGE	F-3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM JULY 2, 2007 (INCEPTION) TO JULY 31, 2007.

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM JULY 2, 2007 (INCEPTION) TO JULY 31, 2007

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JULY 2, 2007 (INCEPTION) TO JULY 31, 2007.

PAGES	F-6 - F-9	NOTES TO FINANCIAL STATEMENTS

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
The Golf Alliance Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet of The Golf Alliance Corporation (A Development Stage Company) as of July 31, 2007 and the related statements of operations and changes in shareholders’ deficiency and cash flows for the period from July 2, 2007 (inception) to July 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of The Golf Alliance Corporation (a Development Stage Company) as of July 31, 2007 and the results of its operations and its cash flows for the period from July 2, 2007 (inception) to July 31, 2007 conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company is in the development stage with no operations has a net loss from inception of $4,879 and used cash in operations of $3,000. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning this matter are also described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A.

Boynton Beach, Florida
October 8, 2007

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The Golf Alliance Corporation
(A Development Stage Company)
Balance Sheet
As of July 31, 2007

ASSETS

Current Assets
Cash	$150

Total Assets	$150

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts Payable and accrued expenses	$799
Loans payable - related party	3,100
Total Liabilities	3,899

Stockholders' Deficiency
Preferred stock, $0.00001 par value; 10,000,000 shares authorized,
none issued and outstanding	-
Common stock, $.00001 par value; 100,000,000 shares authorized, 5,000,000
issued and outstanding	50
Additional paid-in capital	1,080
Deficit accumulated during the development stage	(4,879)

Total Stockholders' Deficiency	(3,749)

Total Liabilities and Stockholders' Deficiency	$150

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The Golf Alliance Corporation
(A Development Stage Company)
Statement of Operations
For the Period from July 2, 2007 (Inception) to July 31, 2007

Operating Expenses
Professional fees	$3,780
General and administrative	1,080
Total Operating Expenses	4,860

Loss from Operations	(4,860)

Other Expenses
Interest Expense	(19)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(4,879)

Provision for Income Taxes	-

NET LOSS	$(4,879)

Net Loss Per Share - Basic and Diluted	$(0.00)

Weighted average number of shares outstanding
during the period - basic and diluted	1,206,896

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The Golf Alliance Corporation
(A Development Stage Company)
Statement of Stockholders' Deficiency
For the period from July 2, 2007 (Inception) to July 31, 2007

						Deficit
						accumulated
	Preferred Stock		Common stock		Additional	during	Total
					paid-in	development	Stockholder's
	Shares	Amount	Shares	Amount	capital	stage	Deficiency

Balance July 2, 2007	-	$-	-	$-	$-	$-	$-

Common stock issued for servics to founder ($0.00001)	-	-	5,000,000	50			50

In kind contribution of services					1,080		1,080

Net loss for the period July 2, 2007 (inception) to July 31, 2007	-	-	-	-	-	(4,879)	(4,879)

Balance, July 31, 2007	-	$-	5,000,000	$50	$1,080	$(4,879)	$(3,749)

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The Golf Alliance Corporation
(A Development Stage Company)
Statement of Cash Flows
For the period from July 2, 2007 (Inception) to July 31, 2007

Cash Flows From Operating Activities:
Net Loss	$(4,879)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	1,080
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	799
Net Cash Used In Operating Activities	(3,000)

Cash Flows From Financing Activities:
Proceeds from loan payable- related party	3,100
Proceeds from issuance of common stock	50
Net Cash Provided by Financing Activities	3,150

Net Increase in Cash	150

Cash at Beginning of Period	-

Cash at End of Period	$150

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

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THE GOLF ALLIANCE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

The Golf Alliance Corporation (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on July 2, 2007.  The Golf Alliance Corporation is a service-based firm that will provide opportunities for golfers to play on private golf courses normally closed to them due to the membership requirements of the private clubs.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At July 31, 2007 the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.”  As of July 31, 2007 there were no common share equivalents outstanding.

(E) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”).  Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

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THE GOLF ALLIANCE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  As of July 31, 2007, the Company has a net operating loss carryforward of approximately $4,879 available to offset future taxable income through 2027.  The valuation allowance at July 31, 2007 was $1,659.  The net change in the valuation allowance for the period ended July 31, 2007 was an increase of $1,659.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company recognized revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(H) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

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THE GOLF ALLIANCE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

NOTE 2	STOCKHOLDERS’ DEFICIENCY

(A) Common Stock Issued for Cash

On July 10, 2007, the Company issued 5,000,000 shares of common stock for $50 ($0.0001/sh).

(B) In-Kind Contribution

As of July 31, 2007 the shareholder of the Company contributed $1,080 of services on behalf of the Company (See Note 3).

(C) Amendment to Articles of Incorporation

On July 6, 2007 the Company amended its Articles of Incorporation to decrease the par value to $0.00001 per share from $0.001 par value.

NOTE 3	RELATED PARTY TRANSACTIONS

During the period ended July 31, 2007, the Company received $3,100 from a principal stockholder. Pursuant to the terms of the loan, the loan bears interest at 8%, is unsecured and matures on July 31, 2008.  At July 31, 2007, the Company had recorded $19 of related accrued interest payable.

For the year ended July 31, 2007 the shareholder of the Company contributed $1,080 of services on behalf of the Company (See Note 2 (B)).

NOTE 4	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations and has a net loss since inception of $4,879 and used cash in operations of $3,000 for the period from July 2, 2007 (inception) to July 31, 2007.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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THE GOLF ALLIANCE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 5	SUBSEQUENT EVENTS

(A)  Stock Issued for Cash

Subsequent to July 31, 2007, the Company entered into stock purchase agreements to issue 800,000 shares of common stock for cash of $80,000 ($0.10/share).

(B)     Repayment of Stockholder Loan

In the month of September 2007, the Company repaid $3,161 of a stockholder loan and accrued interest (See Note 3).

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THE GOLF ALLIANCE CORPORATION
800,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws.  Section 78.7502 of the NRS  provides  that a corporation may eliminate personal liability of an officer or  director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such  indemnification is limited if such party  acted in good faith and in a manner which he reasonably believed to be in or  not  opposed  to  the  best  interest  of  the corporation.

Our  articles of incorporation and bylaws allow us to indemnify our officers and directors  up  to  the  fullest  extent  permitted  by  Nevada  law,  but  such indemnification  is  not automatic.  Our bylaws provide that indemnification may not  be made to or on behalf of a director or officer if a final adjudication by a  court  establishes  that the director or officer's acts or omissions involved intentional  misconduct,  fraud,  or  a  knowing  violation  of  the law and was material  to  the  cause  of  action.

Unless  limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful,  on  the  merits  or  otherwise, in the defense of any proceeding to which  the  director  was a party because of being a director of the corporation against  reasonable  expenses  incurred  by  the director in connection with the proceeding.

We  have  been  advised  that,  in  the  opinion  of  the  SEC,  this  type  of indemnification  is against public policy as expressed in the Securities Act and  is,  therefore,  unenforceable.  In  the event  that  a  claim  for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suitor proceeding, is asserted by a director, officer  or controlling  person in  connection  with  the  securities  being registered,  we  will  submit  the question of whether indemnification by us is against  public policy to an appropriate court and will be governed by the final adjudication  of  the  case.

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ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$2.46
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$20,000
Legal fees and expense	$30,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$50,002.46

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada in July 2007 and 5,000,000 shares of common stock were issued John Fahlberg for valuable consideration received. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founder shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Fahlberg had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In October 2007, we completed a Regulation D Rule 506 offering in which we sold 800,000 shares of common stock to 40 investors, at a price per share of $.10 for an aggregate offering price of $80,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

William T. Zanoni	20,000
Richard Davenport	20,000
Robert D. Russell	20,000
William A. Weinreich	20,000
Constance Claffey Larcher	20,000
John D. O’Brien	20,000
Norton R. Schonfeld, Jr.	20,000
John R. Comer	20,000
Scott C. Norrick	20,000
Andrew C. Currie, Jr.	20,000
Kenneth B. Woodrow	20,000
William K. Loe	20,000
Philip A. Pfaffly	20,000
Paul Donley	20,000
Thomas A. Skelton	20,000
Thomas R. Hunter	20,000
Marc F.G. Pons	20,000
Michael T. Donley	20,000
Barry Bauer	20,000
Thomas A. Peterson	20,000
Gary Kostow	20,000

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Christian Conrad	20,000
John C. Conrad	20,000
Tracy C.H. Teal	20,000
Darrell Maloney	20,000
Max Lloyd	20,000
Christopher J. Garrity	20,000
Kurt Schmidt	20,000
Alan Boyd	20,000
Gregory A. Rubin	20,000
Ross Feuerhelm	20,000
Lou Ann Fahlberg	20,000
Melodye Aas	20,000
S. Jack Sauer	20,000
John M. O’Brien	20,000
Erin O’Brien	20,000
Conor O’Brien	20,000
Paul A. Moquist	20,000
Joyce E. Kobilka	20,000
Joseph C. Bastian	20,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §§ 230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1

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ITEM 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(D) Undertaking pursuant to Item 512(g) of Regulation S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

1. If the small business issuer is relying on Rule 430B (ss. 230. 430B of this chapter):

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss. 230. 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss. 230. 424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) (ss. 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2. If the small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Camp Hill, State of North Carolina on October 30, 2007.

THE GOLF ALLIANCE CORPORATION

By:	/s/ John Fahlberg
JOHN FAHLBERG
President, Chief Executive Officer, Chairman of the Board of Directors, Treasurer, Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Fahlberg and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of The Golf Alliance Corporation) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ John Fahlberg
John Fahlberg
President, Chief Executive Officer, Chairman of the Board of Directors, Treasurer, Secretary

October 30, 2007